Code of

Conduct
Dear Colleague,

Our vision for Equinor is to be recognised as a company

that is shaping the future of energy.

Our innovative, open
and collaborative culture is central to realising this vision.

In Equinor, how we deliver

is as important as what we
deliver. I strongly believe that

an ethical business culture is the cornerstone of a sustainable company.

This Code of Conduct is your guide to ethical business

practice. It reflects our values and our belief that
conducting business in an ethical and transparent manner is

not just the
right way to work, but is the only way to
work. The Code of Conduct includes mandatory requirements

for everyone who works on behalf of Equinor.

My
expectation is that the Code of Conduct, together with

your good judgment, will lead you to the right decisions.
You should

seek guidance from your leader or other internal

resources referred to in the Code of Conduct if you
are uncertain on how to proceed.
Fundamental changes are happening in our industry which has

a key role in the energy transition towards a net
zero society. From

geopolitics and energy markets to our industry and our climate,

we face new realities. But our
commitment to high ethical standards in our business operations stays firm. It is more important than ever to earn
the trust of our stakeholders – our people, our owners,

our business partners and our communities. The Code of
Conduct will assist us in earning and sustaining this trust

and in building a prosperous company for the future.

We must work together to create our future Equinor.

I want Equinor to continue to be a leader in ethical business conduct. I expect that you carefully consider your business

decisions to ensure that they are in line with the Code
of Conduct. Only then will we maintain Equinor’s reputation and continue to earn the trust that allows the company
to succeed with our vision – the Equinor Way.

Anders Opedal
President and CEO

Table

of contents
1 The Equinor Way
1.1 Equinor’s Commitment
1.2 Our Code of Conduct
1.3 Your Responsibilities
1.4 Responsibilities for Leaders
1.5 Asking Questions and Reporting Concerns
1.6 Ethics Helpline
1.7 Non-Retaliation Policy
1.8 Consequences of Breaches
1.9 Ethics and Compliance in Equinor
2 Respecting our People
2.1 Equality, Diversity and Inclusion
2.2 Harassment and Intimidation
2.3 Safety and Security
2.4 Privacy and Data Protection
2.5 Drugs and Alcohol
2.6 Purchase of Sexual Services

3 Conducting our Operations

3.1 Anti-Corruption
3.2 Conflict of Interest
3.3 Directorships and Ownership Interests
3.4 International Trade Restrictions
3.5 Anti-Money Laundering and Facilitation of Tax

Evasion
3.6 Financial and Business Records and Reporting
3.7 Property and Assets
3.8 IT Solutions and IT Equipment
3.9 Information Management and Confidentiality
3.10 Inside Information

4 Relating to our Business Partners
4.1 Suppliers and Business Partners

4.2 Intermediaries

4.3 Fair Competition

4.4 Gifts, Hospitality and Expenses

5 Communities and Environment

5.1 Local Stakeholder Engagement
5.2 Environment

5.3 Public Communication

5.4 Public Affairs

5.5 Public Officials

The Code of Conduct will be printed in updated versions when deemed necessary. However,

any changes will be updated in
the electronic version as and when required, and this will always represent the most recent edition.
English and Norwegian are the official versions.

1 The Equinor way
1.1 Equinor’s Commitment
Our ability to create value is dependent on applying high ethical standards to create a trust-based relationship
with our people, our owners, our business partners and our communities.

In our business activities, we will comply with applicable laws,

act in an ethical, sustainable and socially
responsible manner and practice good corporate governance.

We will conduct our business consistently with

the
United Nations Guiding Principles on Business and Human

Rights and the ten Principles of the Global Compact,
in the manner as set out in our Human Rights Policy.

We support the Paris Climate Agreement and the

UN
Sustainable Development Goals. We will maintain

an open dialogue on ethical issues, internally and

externally.

1.2 Our Code of Conduct
The Code of Conduct (the Code) sets out our expectations,

commitments and requirements for ethical conduct.
The Code applies to Equinor’s board members, employees and hired personnel.

The Code reflects our values: Open, Collaborative, Courageous,

and Caring. The Code includes our most
important requirements, provides references to more detailed requirements in our governing documents and
refers to other helpful resources. However,

the Code does not remove the need for

you to exercise good
judgment.

The Code has been approved by the Equinor’s Board of Directors and provided for in
The Equinor Book.
Additional requirements and helpful tools
●

Corporate policy CP02- Human rights policy
1.3 Your Responsibilities
We set high ethical standards for everyone who acts

on Equinor’s behalf and in an Equinor capacity.

It is your
responsibility to comply with the Code, both in letter and

in spirit. You

are also responsible for complying with
other governing documents and applicable laws relevant

to your work.

What this means to you

●

Familiarise yourself with the Code as well as other governing documents and applicable laws relevant to
your work.
●

Act comfortably within our ethical standards and within the law.

Operating in a grey zone increases the
risk of things going wrong. When in doubt, disclose the issue to your leader and discuss it openly.
●

Spend sufficient time on difficult decisions

and raise issues early.

The wrong decisions are often taken
when things have not been thought through properly and you

are pressured into taking a rash decision.

●

If there is a difference between a legal requirement

and the Code, apply the most stringent standard.
●

Participate in required ethics and compliance training

and confirm annually that you have familiarised
yourself and will comply with the Code.

1.4 Responsibilities for Leaders
We are committed to recruiting and continuously

developing the best leaders for our company.

We expect our
leaders to demonstrate ownership and commitment to our ethical standards by what they say and do. As a leader
you must ensure that activities within your area of responsibility are carried out in accordance with the Code, other
governing documents and applicable laws.
What this means to you

●
Be a role model for ethical leadership through promotion

of our values and ethical standards. Show by
behaviour what it means to act with integrity.
●
Communicate the requirements in the Code and give advice

on its interpretation and application.

●
Facilitate a working environment free from harassment, bullying and discrimination.
●
Create an environment where people feel comfortable speaking up and asking questions without the risk
of retaliation.

●
Be consistent when enforcing our standards and holding people accountable for their behaviour at work.

●
Make sure your team members participate in required

ethics and compliance training.

1.5 Asking Questions and Reporting Concerns

The Code aims at being as clear and direct as possible,

but it cannot address every situation that may arise. We
have an open communications policy,

and you should raise questions or seek advice when you

are uncertain
about how to proceed in any given situation.

If you suspect a possible violation of the Code or other

unethical conduct, it is your duty to report it immediately.
This includes any attempts of corruption you may become

aware of. We recognise that raising a concern

is not
always easy and we have several channels for taking concerns forward.

What this means to you

●

Inform your leader immediately if you become aware of any activity that you think is a violation of the
Code. Alternatively,

you can contact your leader’s superior.

●

If you do not feel comfortable with those options, you can

contact your local people and organisation
representative, your local compliance officer or

the legal, ethics and compliance function.

●

If you are uncomfortable using any of these channels, you

can report your concern to the Ethics Helpline.

●

You may use

the same channels to ask any questions regarding complian

ce with the Code.
1.6 The Ethics Helpline

The Ethics Helpline is a multi-language service available 24/7 providing phone service and a web portal. It is available to anyone who has a legitimate concern. You may choose to remain anonymous, if permitted by law.
Additional requirements and helpful tools
●

WR1408 Ethics Helpline
1.7 Non-Retaliation Policy

We will not tolerate any form of retaliation against any person who has raised an ethical or legal concern in good faith. Acting in good faith means that you have made a sincere report in a responsible manner through any of the channels listed above.
This applies even if your report does not turn out to be an actual violation.
1.8 Consequences of Breaches
We will not tolerate any breaches of the Code or

the law. Potential misconduct

may be investigated by corporate
audit or other relevant internal or external experts. We

will pursue remedial measures or other follow up of
personnel if you breach the Code or laws. The same applies

to leaders who disregard or tolerate such breaches
either through negligence or actual knowledge. The remedial

measures may include termination of your
employment contract and reporting to relevant authorities.

Incidents of ethical misconduct shall be registered and reported in accordance with our governing documents.

Additional requirements and helpful tools
●

FR16 People and leadership

●

WR2417 Ethics incident reporting
1.9 Ethics and Compliance in Equinor
We work in a systematic manner to ensure compliance

with the Code and applicable laws. Our ethics and
compliance programmes apply to all parts of Equinor.

Our ethics and compliance function, headed by the Chief
Ethics and Compliance Officer,

is responsible for supervising Equinor’s ethics and compliance activities,

including
guidance on the Code and following up potential breaches.

The Chief Ethics and Compliance Officer will appoint
one compliance officer to assist in such work

for each business area and for selected corporate staff

functions.
The business areas and corporate functions shall appoint

local compliance officers where required.

The corporate executive committee constitutes Equinor’s ethics committee.

In addition, ethics committees have
been established in the business areas and most corporate functions,

comprising the respective management
teams. The committees will ensure a strong focus on,

common understanding of, and compliance with Equinor’s
ethical requirements.
Additional requirements and helpful tools
●

Corporate directive CD04-

Committees
●

WR2595 The compliance officer role

2 Respecting our people
2.1 Equality, Diversity and Inclusion
Every employee is an important member of the Equinor

team. We are committed to providing an inclusive
environment recognised for its equality and diversity,

and we will treat everyone with fairness, respect and

dignity.
We do not tolerate any discrimination of colleagues

or others affected by our operations. Discrimination

includes
exclusion, preference or illegal distinction based on ethnicity,

age, gender, gender identity,

disability, sexual
orientation, religion or belief, political views, or any other characteristic that compromise the principle of equality.

What this means to you

●

Treat everyone with fairness, respect

and dignity.
●

Base your work-related decisions on merit and not on other characteristics that result in compromising the
principle of equality.

Additional requirements and helpful tools
●

FR16 People and leadership
2.2 Harassment and Intimidation
Courtesy and respect are important aspects of a sound working environment and business dealings. We

expect
you to treat everyone you meet through work or work-related

activities in a respectful manner.

We will not tolerate
any form of harassment or actions that reasonably can

be considered as offensive or intimidating,

including any
form of unwanted or troublesome attention of a sexual

nature.

What this means to you

●

Take

responsibility to create and maintain a good working environment.
●

Never engage in harassment, bullying, workplace violence

or other behaviour that colleagues or business
partners may regard as threatening or degrading.

●

Offensive messages, derogatory remarks and inappropriate

jokes are never acceptable.

●

Respect other people’s customs and culture.

●

Speak up if you observe or experience harassment or intimidating behaviour
Additional requirements and helpful tools
●

GL0658 Handle harassment/bullying complaint
2.3 Safety and Security
Equinor’s safety and security vision is zero harm. We

are committed to providing a safe, healthy and secure
environment for all personnel at our facilities and job sites,

preventing accidents and incidents from affecting
people, environment and our assets. To

build a culture that is Always Safe will require consistent

use of I am
Safety expectations, Security Rules, Life Saving Rules

and a continued focus on building a proactive safety
culture applying Human and Organizational Performance Principles.

What this means to you

●

Safety and security is everyone’s responsibility.

You must

understand and act on your responsibilities to
contribute to a healthy,

safe and secure work environment.

●

Stop work immediately if you consider it unsafe.

●

Report any incident or unsafe condition as soon as possible.

If you see something, say something.
●

Know the relevant emergency procedures for your work.
Additional requirements and helpful tools
●

FR10 Safety and security
●

Corporate policy CP03 - Security policy
2.4 Privacy and Data Protection
Privacy and data protection laws protect the integrity and confidentiality of a person’s private information. We

are
committed to protecting the privacy rights of our employees

and everyone with whom we do business. We will
only use personal data for appropriate purposes, and personal data will be processed in accordance with
applicable laws, internal requirements and Equinor’s Binding Corporate

Rules.
What this means to you

●

Respect everyone’s right to privacy.

If your job includes handling personal data, make sure that

you are
sufficiently familiar with and comply with our internal

requirements for processing of personal data.

●

If you have permanent or regular access to personal data,

or if you are involved in collection, copying,
storing, analysing, disclosing or otherwise using personal data, take appropriate training.
Additional requirements and helpful tools
●

WR1495 Processing of personal data

●

Binding Corporate Rules

●

GL0473 Guideline for Processing of Personal Data

2.5 Drugs and Alcohol

Equinor is a drug and alcohol-free workplace. We

will not tolerate anyone being under the influence of drugs

or
alcohol while at work for Equinor.

Limited amounts of alcohol may,

however, be consumed

when local custom and
occasion make it appropriate, and provided the consumption

is not combined with operating machinery,

driving or
any other incompatible activity.

Tests

for drugs and alcohol may be conducted whenever deemed

necessary and
in accordance with applicable laws.
What this means to you

●

Never work under the influence of drugs or alcohol.
●

Be conscious about work-related events where alcohol is

served and show moderation.
Additional requirements and helpful tools
●

FR16 People and leadership

2.6 Purchase of Sexual Services
Purchase of sexual services may be illegal, support human

trafficking and pose a security risk.

Human trafficking
is a violation of human rights. Regardless of local rules,

regulations and customs, Equinor prohibits the purchase
of sexual services when on assignments or business trips

for Equinor. This also

includes any contribution to the
purchase of such services.

What this means to you

●

Never purchase sexual services when you are on business

trips or other assignments, including long-term
assignments.
●

Never influence others to purchase sexual services and never accept to receive sexual services others
have paid for.

3 Conducting our operations
3.1 Anti-Corruption
Corruption undermines legitimate business activities, distorts competition, ruins reputations and exposes
companies and individuals to risk. We have zero

tolerance for corruption in any form, including bribery,
facilitation payments and trading in influence. We will

comply with all applicable anti-corruption laws and
regulations and take active steps to ensure that corruption

does not occur in relation to Equinor’s business
activities.
Transparency is vital in the combat of corruption.

We are committed to conducting our business

activities in an
open and transparent manner,

promoting transparency in our industry and supporting

efforts to combat
corruption worldwide.
What this means to you

●

Never engage in, authorise or tolerate corruption at any

time for any reason.

●

Never offer or accept an improper advantage. An

improper advantage is an advantage that has no
legitimate business purpose and is given to influence the

recipient’s decision making.

Security Classification: Open

- Status:
Final
●

Payment extorted from you under threat of life, health,

safety or illegal detention is allowed and will not
result in any form of retaliation, but you must report the

payment immediately.
●

Know your business partner,

follow our integrity due diligence requirements and never

engage others to
do something we cannot ethically or legally do ourselves.
●

Participate in required anti-corruption training and understand the risks you face in your work.

Additional requirements and helpful tools
●

Anti-corruption compliance manual

●

Anti-Corruption Compliance Program

3.2 Conflict of Interest
Equinor respects your right to manage your personal affairs

and investments. However,

a conflict of interest may
occur when your personal interests and Equinor’s interests are different and this may interfere with your ability to
make the right decision for Equinor.

We expect you to always act in the

best interest of Equinor when you are
representing the company.

You should

avoid situations with actual, potential or perceived conflict of interest.

What this means to you

●

Do not work in connection with any Equinor or Equinor

related transaction, procurement, contract award
or other matter in which you have, or a related party has

a financial interest. A related party means your
partner, close relative or any

other person with whom you or they have close relations.

●

The same restriction applies where there are other circumstances that undermine trust in your ability to
act in the best interest of Equinor.
●

Be open, disclose and discuss with your leader any actual,

potential or perceived conflict of interest. The
leader will then decide whether any measures should

be taken, for instance stepping back from the
situation that caused the conflict of interest.

3.3 Directorships and Ownership Interests

We expect you to spend your full working day on

Equinor matters. Before accepting external directorships

or other
material assignments, you must obtain prior written consent from your senior vice president or,

for any employees
above this level, your leader.

If you hold directorships on behalf of Equinor,

you are not entitled to board
remuneration, but if you hold directorships in a private

capacity, you may retain

any remuneration paid. Elected
employee representatives on the board of Equinor ASA may

receive the remuneration decided by the corporate
assembly.

There are certain specific requirements for registering

directorships for the following group of employees: (1)

The
CEO, executive vice presidents and senior vice presidents; (2) employee representatives on the board of Equinor
ASA and (3) employees exerting influence on Equinor’s procurement or other contract awards. These categories
of employees must register all directorships, except directorships in Equinor subsidiaries or when representing
Equinor in non-controlled companies, in our personnel data system.

This information must be updated on a
continuous basis and verified once a year.
Furthermore, employees in groups (1) and (2) cannot hold

ownership interests, or options to ownership interests,
directly or indirectly,

in any company that does or seeks to do business

with Equinor if the employee can exert
influence on business decisions related to such company.

The same applies to companies that are competitors

to
Equinor. This prohibition does

not apply to ownership interests in securities funds

or shares in Equinor ASA.

What this means to you

●

Ensure you have the required approval before accepting a

directorship or material assignment for another
company.

●

Note the special requirements for registration of directorships for certain employees.

●

Note the special prohibition of ownership interests in other companies for certain employees.
Additional requirements and helpful tools
●

GL0548 Equinor Board of directors handbook

Security Classification: Open

- Status:
Final
3.4 International Trade Restrictions
Countries can impose various economic sanctions restrictions targeting business dealings with specific countries,
economic sectors, entities or individuals of concern. Export controls on the export or in-country transfer of certain
restricted items, technology and software are also common.

We will comply with all applicable economic
sanctions as well as export and import control laws. We

will assess whether government authorisation is required
before engaging in activities involving restricted items, sanctioned parties or countries and will obtain and comply
with all required authorisations.

What this means to you

●

Screen your business partners, suppliers and other parties

(including any ownership of the same) against
relevant restricted parties’ lists.

●

Obtain and comply with necessary governmental licences

where cross-border export or import activity
involves restricted items, technology or software.

●

Be mindful that both sanctions and export control regulations are complex and subject to frequent
changes. Stay updated on the rules applicable to your

business activity.
●

Seek advice from the legal department if asked to deal with

a sanctioned party,

market or country.

Additional requirements and helpful tools
●

WR2988 Integrity due diligence
●

GL0358 Legal recommendations for compliance with EU/Norway sanctions related to certain countries

●

Sanctions search tool on the integrity due diligence portal

3.5 Anti-Money Laundering and Facilitation of Tax Evasion
Money laundering is illegal and supports other criminal activities,

including drug trafficking, terrorism, corruption,
human rights violations and tax evasion. Money laundering

is the processes of disguising the proceeds of crime

in
order to hide its illegal origins or otherwise dealing with the proceeds of crime. Criminal proceeds include not only
money, but all forms

of assets, real estate and intangible property that

are derived from criminal activity.

We will
comply with all applicable anti-money laundering laws.
Tax

evasion is an illegal practice where a person or entity evades paying their actual tax liability.

We do not
tolerate the facilitation of tax evasion by persons who

act for or on behalf of Equinor.
What this means to you

●

Be attentive to unusual payments, invoicing and banking arrangement as well as unusual tax status of
suppliers.
●

Seek advice from the legal department if you need a better understanding of money laundering or tax
evasion and how to mitigate such risk to Equinor.
●

Know your business partners and make sure you follow our integrity due diligence requirements.
3.6 Financial and Business Records and Reporting

Recording and reporting financial or non-financial information completely,

accurately and objectively are essential
for Equinor’s credibility and reputation. It is also a prerequisite for meeting legal and regulatory obligations and
reporting standards. We are committed to transparency

and accuracy in all our dealings, and we will provide full,
fair, accurate and understandable

disclosures in our financial and non-financial reports,

in documents filed with
regulatory authorities and in other public communication.

What this means to you

●

The data and information you enter in our records must be

accurate, complete, and reliable. This includes
financial and non- financial information for both internal

and external use.
●

Any accounting information you provide must be complete,

accurate, valid, and recorded in accordance
with applicable laws, relevant accounting and reporting

standards and the Equinor accounting manual.

Security Classification: Open

- Status:
Final
●

Make sure you are familiar with and comply with internal control over financial reporting requirements
relevant to your work.
●

Never enter false, misleading, or artificial entries in our

records and reports. Any such intentional act may
be treated as fraud.
●

The highest standard of care should always be exercised

when recording and reporting financial or non-
financial information.
●

If you suspect or become aware of any indications of fraud,

improper financial business records and
reporting or allegations of such, you must report it to your leader or the Ethics Helpline immediately.

Additional requirements and helpful tools
●

FR14 Finance and control
●

WR1366 Accounting manual

3.7 Property and Assets
We trust you with Equinor’s assets so that you can effectively do your work. You

are responsible for safeguarding
those assets against loss, theft and misuse. Equinor’s assets include facilities, equipment, IT solutions and IT
equipment, information, intangible property rights and financial assets. We will not tolerate any misuse of

our
assets for personal benefit.
What this means to you

●

Any use of Equinor’s assets for purposes not directly related to our business, unless specifically provided
for in this Code, requires permission from your leader.
●

Ensure that documents used to obtain company funds

and property are accurate and complete. This
includes time sheets, invoices, benefit claims and travel and expense reimbursement reports and
underlying documentation. Inaccurate or unsubstantiated records may be treated as fraud.
●

As a leader you must ensure proper control before you

approve any time sheets, invoices, benefit claims
and travel and expense reimbursement reports and underlying

documentation for people in your team.
3.8 IT Solutions and IT Equipment
Our IT solutions and IT equipment shall be used for business purposes. Information produced and stored on our
authorized IT solutions and IT equipment is Equinor’s property and may be accessed in accordance with
applicable law. Cyberattacks

and malicious activitiesy are a continuous threat to Equinor,

and the use of our
authorized IT solutions and IT equipment is monitored

to detect such risk. This includes blocking access to
inappropriate web sites and interception of any information transmitted by or stored on our IT solutions.
What this means to you

●

Handle and archive documents according to Equinor’s information management requirements and
security classification system.
●

Never use our IT solutions or IT equipment to perform

illegal or unethical activities, including downloading,
streaming, or sharing of offensive material.
●

You must

be vigilant of cyberattacks and malicious activities, such as phishing, and immediately report
any incidents.
●

Limited personal use of our IT solutions and IT equipment

is permitted, but such use should be kept to a
minimum and have no adverse effect on cost, IT security

or productivity. This

includes private use of
social media.
●

Respect computer software copyrights and comply with the terms and conditions of software licenses.

Additional requirements and helpful tools
●

WR2893 IT Rules

Security Classification: Open

- Status:
Final
3.9 Information Management and Confidentiality
During the course of business, we gain and produce information that is vital to our financial and business integrity.
Such information may,

however, also be valuable for competitors

and others. We will protect information created
by us, or given to us, to ensure appropriate confidentiality and integrity. It

is important to share information across
the organisation to ensure collaboration, efficiency

and experience transfer,

but information transfer and access
must take place in accordance with our security classification system for information management.

What this means to you

●

Make sure you are familiar with and comply with our information management and security classification
system when handling company information.
●

Do not use Equinor’s information acquired through your work for personal advantage or for the purpose of
competing with Equinor.
●

You have

a duty of confidentiality,

which applies even after your employment or assignment

with Equinor
has ended.
Additional requirements and helpful tools
●

WR0158 Manage data and information

3.10 Inside Information
Equinor supports fair and open securities markets wherever

we operate. You

may become aware of information
about Equinor or other companies that is not publicly available.

Such information may constitute inside
information. Inside information is precise information likely to have a significant effect on the price of securities
and which is not publicly available or commonly known

to the market. If you are in possession of inside
information, even if acquired incidentally,

you have a legal duty of confidentiality and due care

of handling to
prevent such information from coming into the possession of

unauthorised persons. Any use of inside information
about Equinor or other publicly traded companies for personal gain is prohibited.
Certain persons, such as members of the Board of Directors

and Corporate Executive Committee, are considered
primary insiders. Additional restrictions apply for primary

insiders.
What this means to you

●

Never buy or sell Equinor’s or other companies’ shares or other securities,

or provide advice to others’
investment decisions, when you have access to inside information

.
●

Holders of inside information must treat this confidentially and can only pass such information to
individuals who need it in their work for Equinor based

on authorisation from the information owner.
●

Holders of inside information relevant for the Equinor share price must be listed in Equinor’s insider listing
system.

●

The restriction on buying Equinor shares when you hold inside information does not prevent you from
participating in our share savings program.
Additional requirements and helpful tools
●

WR1921 Primary insiders
●

WR2305 Handling of Inside Information related to commodities
●

WR2401 Inside information

Security Classification: Open

- Status:
Final
4 Relating to our business partners
4.1 Suppliers and Business Partners
Business relationships based on trust and transparency

are vital to our business. Our suppliers and business
partners are essential to our ability to do business but

can also cause or contribute to harm people and expose

us
to reputational, operational and legal risk. We expect

our suppliers and business partners to comply with
applicable laws, respect internationally recognised human rights and adhere to ethical standards which are
consistent with our ethical requirements when working for or together with us. We seek to work with others who
share our commitment to ethics and compliance, and

we manage risk through in-depth knowledge of our
suppliers, business partners and markets. Equinor will

not voluntarily enter into partnerships with anonymously
owned companies.

What this means to you

●

Before you establish or amend any business relationship,

you must follow our procedures for integrity due
diligence and human rights due diligence.
●

Communicate and follow-up regularly and clearly our

expectations to our suppliers and business partners.
●

Report any misconduct by a supplier or business partner to your leader or any of the other reporting
channels listed in the Code.

Security Classification: Open

- Status:
Final
Additional requirements and helpful tools
●

Corporate policy CP02- Human rights policy
●

WR2988 Integrity due diligence

●

WR2452 Joint venture management related to anti-corruption compliance
●

GL0349 Guidance on anti-corruption for non Equinor operated joint ventures
●

GL0754 Guidance on partnerships with anonymously owned companies
●

Integrity due diligence portal

4.2 Intermediaries
Intermediaries are a particular type of business partner and include agents, consultants, lobbyists and others who
act as a link between Equinor and others. The use of

intermediaries may pose a particular risk to us, and we
therefore have additional requirements for hiring intermediaries.

It is mandatory to perform integrity due diligence
on all intermediaries. The agreed compensation must be proportionate to the service rendered and only paid
against satisfactory documentation of work performed, which

must be regularly monitored. The agreement with
the intermediary must be made in writing, describe the

true relationship with Equinor and include an obligation

to
follow the Code.

What this means to you

●

Any intermediary you plan to hire must be subject to

integrity due diligence.
●

Monitor regularly the work performed by the intermediary

to ensure it is in line with the Code.
4.3 Fair Competition

We believe in the benefits of competition, and Equinor

will always compete in a fair and ethically justifiable
manner. We will comply

with applicable competition and antitrust laws. We

will not engage in or tolerate anyone
who engages in anti-competitive behaviour,

such as price fixing, bid rigging, market sharing or abuse

of market
power.
We participate in legal collaborative projects with other

companies and share information required for such
projects. It may be a violation of competition and antitrust rules to receive or share with competitors non-public
commercially sensitive information beyond what is necessary

for a legal cooperation. Commercially sensitive
information includes information which may reduce uncertainty about future market conduct, such as prices,
competitive bids, commercial strategies, costs, customers

and suppliers.

What this means to you

●

Do not enter into anti-competitive agreements or engage in

anti-competitive conduct, such as agreeing
with competitors to fix prices or to allocate markets by territory,

by products or by customers.
●

Be vigilant of situations where non-public commercially

sensitive information may be exchanged and
speak out against disclosure of information by others to

you. Never share such information with
competitors.
●

Competition laws are complex and often require a detailed

assessment of facts. If you are in doubt, seek
advice from the legal department.
●

Participate in required competition and antitrust compliance training.
Additional requirements and helpful tools
●

WR2447 Competition law compliance
●

WR1837 Inspections by authorities
●

Competition compliance manual

Security Classification: Open

- Status:
Final
4.4 Gifts, Hospitality and Expenses

Relationships with our business partners can be built and strengthened through legitimate networking and social
interaction. However, giving or

accepting gifts and hospitality may be regarded as

corruption in certain situations,
and we have strict limits for when we allow the giving or

acceptance of gifts and hospitality.
As a general rule, we do not offer or accept

gifts, except for promotional items of minimal value. In a situation where it would clearly give offence to refuse, the gift

may be accepted if it is of reasonable value and handed

over
to Equinor immediately.

We only offer or accept hospitality where

there is a clear business reason for Equinor to
participate and the costs involved are reasonable. We

will always pay our own costs related to travel,
accommodation and other related expenses. Except as

otherwise stated in the Code, we do not pay travel,
accommodation and other related expenses for others.

What this means to you

●

Never offer or accept gifts, except for promotional items

of minimal value.
●

Before accepting or offering hospitality,

ensure that it is in line with our requirements. Written

approval
from your leader is required unless the hospitality clearly

is acceptable.
●

Ask yourself how the acceptance or offer would be perceived

by others and never offer or accept anything
that is or could be perceived as an improper advantage.
●

Ensure that all acceptance and offering of hospitality

are open, transparent and properly documented.
Additional requirements and helpful tools
●

GL0537 Offering and accepting gifts, hospitality and expenses

●

GL0782 Compliance Guideline on Social Investments
●

WR1803 Management of social investment

Security Classification: Open

- Status:
Final
5 Communities and Environment
5.1 Local Stakeholder Engagement
Stakeholder engagement is a central element of our commitment to create lasting local value.

Timely and meaningful engagement

with potentially affected stakeholders, including

through appropriate and
effective grievance mechanisms, is a central

element of our commitment to assess actual and potential

human
rights impacts linked to our activities or business relationships.

Where needed, we aim to take appropriate and
mitigating actions. Where we have caused or contributed to

adverse human rights impacts, we will provide or
cooperate in providing appropriate remediation.
In our engagement and dialogue with all stakeholders

we seek to understand their expectations and explore
opportunities for mutual benefits. Solutions identified must be relevant to local conditions and our business

needs,
and comply with our values, policies and local regulations. Our contribution to communities may include direct and
indirect employment, procurement of goods and services,

infrastructure development and competence building as
well as social investments.
What this means to you

Security Classification: Open

- Status:
Final
●

Familiarise yourself with our human rights policy and report any potential or actual negative human rights
impact related to our operations or those of our business

partners.
●

Through human rights due diligence, systematically assess

and address the impact our activities may
have on stakeholders and take this into account when

making business decisions, including in relation to
their use of land, water and other natural resources.
●

When seeking to apply effective prevention and mitigation

actions, ensure that they are addressing
potential impacts fairly and without discriminating to any

affected members of the local community.
●

Be particularly attentive to those most vulnerable to adverse impacts, including women, children and
indigenous peoples.
●

Actively identify opportunities related to our activities that can contribute to local value creation through
local employment, procurement and capacity development.
●

Ensure that social contributions are made in compliance with our anti-corruption requirements.
Additional requirements and helpful tools
●

Corporate policy CP02- Human rights policy
●

FR11 Sustainability

●

WR1803 Management of social investment
●

WR2297 The rights of indigenous and tribal people
●

WR2614 Community grievance mechanisms
●

GL0626 Community engagement guidelines

●

GL0782 Compliance Guideline on Social Investments

5.2 Environment

We systematically manage our environmental aspects

in accordance with good international practices and
principles and have to comply with applicable environmental

laws and regulations. Recognising that our activities
may have impacts on the environment, we apply a precautionary approach and the principle of continual
improvement of our environmental performance, aiming to

protect nature and support nature conservation and
restoration initiatives. We work actively to limit greenhouse gas emissions from our activities.

What this means to you

●

Ensure that the impacts our activities have or may have on

the environment are assessed and
communicated.
●

Ensure that relevant measures are taken into account when

making business decisions, including
application of the mitigation hierarchy (to avoid, minimise,

restore and offset potential significant direct
impacts in our projects), and the use of environmentally

friendly technologies.
●

Contribute actively to efficient use of resources, carbon

efficient operations and mitigation of negative
impacts and enhancement of positive impacts on the natural

environment.
●

Follow up and evaluate results and contribute to continual

improvement.
Additional requirements and helpful tools
●

Equinor Biodiversity position

5.3 Public Communication

Security Classification: Open

- Status:
Final
We believe that open, honest and accurate communication

is essential to our integrity and business success.

We
will communicate about Equinor in a consistent manner,

and only authorised persons may talk to the media,
members of the investment community or make statements on

Equinor’s behalf on social media. Any private use
of social media must not breach confidentiality obligations

and should not compromise Equinor’s reputation or
business interests.

What this means to you

●

Do not speak on Equinor’s behalf unless authorised to do so. Enquiries from the media shall be directed
to corporate communication.
●

If you participate in social media, use good judgement and

show respect towards your colleagues,
business partners and communities. Be vigilant that participating in social media may represent a security
risk.
Additional requirements and helpful tools
●

FR13 Communication

●

Social Media Guidelines

5.4 Public Affairs

We will make Equinor’s position known on important industry

matters through proactive engagement with
government policy makers and other stakeholders, such

as the media, civil society and international institutions.
However, we will not make

gifts, donations or otherwise support political parties or individual politicians. We may
nevertheless be members of interest organisations relevant

for our industry that support political parties or certain
political issues. Any hiring of lobbyists will be in accordance with applicable law and subject to full disclosure to
any external party they wish to influence that the lobbyist

represents Equinor.

What this means to you

●

Do not use company funds or resources to support any

political candidates or party.

Never use your
position in Equinor to try to influence any person to make

political contributions.
●

Ensure that all contracts with lobbyists impose an obligation to disclose to any external party they wish to
influence that the lobbyist represents Equinor.
●

If you choose to participate in political activities or give any public contributions, this must be personal and
not linked to Equinor.

5.5 Public Officials

In our business operations or public affairs activities,

we often interact with public officials. Many countries

have
rules regarding accepted conduct when dealing with public officials,

such as prohibiting giving anything of value.
We will never offer or authorise anything

of value or payments to public officials unless

specifically provided for in
the Code. We can, however,

cover the reasonable and legitimate travel, accommodation

and other related travel
expenses of public officials when they are related

to the promotion or demonstration of our products or services

or
the execution of a contract with a government.

What this means to you

●

Take

particular care when interacting with public officials

.
●

Never offer or agree to pay travel or accommodation

for any public official unless a hosting application
has been completed and properly approved by the Chief

Ethics and Compliance Officer and the relevant
EVP.
Additional requirements and helpful tools
●

Hosting form for public officials

Security Classification: Open

- Status:
Final
www.equinor.com